Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Thom Albrecht	December 11, 2018
Chief Financial and Strategy Officer (317) 972-7000 talbrecht@celadontrucking.com

Celadon Group Releases Letter with CEO Health Update

INDIANAPOLIS – December 11, 2018 – Celadon Group, Inc. (OTCPink: CGIP) issued the following message from its Chief Executive Officer, Paul Svindland.

"Dear Colleagues, Fellow Stockholders, and Friends:

A few days ago, I had a planned surgical procedure to remove a benign brain tumor.  The surgery went well, I am home recovering, and I expect to return to the office after the New Year's holiday.  In the meantime, Jon Russell will lead our team as we continue to make progress toward our goals.

I look forward to seeing you soon and talking with many of you even sooner.

All the best and Happy Holidays,

Paul"

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico. The Company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including logistics, warehousing, and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would,” “could,” “intends,” “believes,” “anticipates,” “future,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to Mr. Svindland's expected return to the office and the Company's progress toward its goals are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainty of medical recovery and risks disclosed in various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

Back to Form 8-K